UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 23, 2019 (April 19, 2019)

Basanite, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53574	20-4959207
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(I.R.S Employer Identification Number)

2041 NW 15thAvenue, Pompano Beach, Florida

(Address of Principal Executive Offices) (Zip Code)

855-232-3282

(Registrant’s Telephone Number, including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement.

On April 19, 2019, Basanite, Inc., a Nevada corporation (the “Company”), entered into an Employment Agreement (the “Krolewski Agreement”) with Richard Krolewski to serve as the Company’s President and Chief Executive Officer effective as of April 29, 2019 (the “Effective Date”).

A summary of Mr. Krolewski’s biography follows:

For the last 17 plus years, Mr. Krolewski has served as the Director of Certification and Regulatory Services for the NPCA (National Precast Concrete Association).  Mr. Krolewski has fostered those years of Industry Experience, spanning from the State DOT Level to the US Government; where he currently serves as a Registered Federal Lobbyist, and is recognized by the FHWA as THE industry’s representative for the precast concrete industry.

Mr. Krolewski currently maintains ongoing relationships with a multitude of specifying agencies such as:  ASSHTO, OSHA, FAA, FHWA, Port Authorities, Utility Companies, Public Works, as well as private engineering groups throughout the United States.   He has worked extensively with all 50 state’s DOT offices for developing Quality Assurance Specifications that promote precast concrete as a preferred material.

Mr. Krolewski has had the privilege to liaise with literally 1000’s of precast companies to help bridge the gap between these companies and the aforementioned agencies; to the benefit of advancing the use of precast concrete materials.

Mr. Krolewski also served on several Standards Committees to include ICC-ES; participated and influenced documentation on ACI 301 & 318.  Prior to NPCA, Mr. Krolewski pursued several entrepreneurial endeavors, owning and operating a variety of businesses.

A summary of the Krolewski Agreement follows:

The Krolewski Agreement will continue for a period of three years from the Effective Date and automatically renew for an additional year unless either party provides the other written notice of its intent not to extend.

Under the Krolewski Agreement, Mr. Krolewski is entitled to an annual base salary of $220,000. The base salary will be reviewed annually by the Company’s Compensation Committee of the Board of Directors for increase as part of its annual compensation review. Mr. Krolewski is also eligible to receive an annual cash bonus of up to $31,243 in year one, $95,687 in year two and $175,650 in year three based upon the Company’s achieving certain target financial objectives. In addition, Mr. Krolewski is eligible to receive annual grants of options to purchase shares of the Company’s common stock of up to 2,625,000 shares in year one, 3,281,250 shares in year two and 4,687,500 shares in year three based upon the Company’s achieving certain target financial objectives. Such option grants if earned will have an exercise price equal to fair market value of the Company’s common stock at the time they are granted.

Pursuant to the Krolewski Agreement, if Mr. Krolewski’s employment is terminated by Mr. Krolewski for good reason (as such term is defined in Krolewski Agreement) or by the Company without cause (as such term is defined in Krolewski Agreement), Mr. Krolewski will be entitled to receive, in addition to other unpaid amounts owed to him (e.g., for base salary, pro rata portion of his earned annual cash bonus, accrued personal time and business expenses): (i) his then base salary for a period of one year (in accordance with the Company’s general payroll policy) commencing on the first payroll period following the termination of employment and (ii) substantially similar coverage under the Company’s then-current medical, health and vision insurance coverage for a period of one year.

If the Company terminates Mr. Krolewski’s employment for cause or employment terminates as a result of Mr. Krolewski’s resignation without good reason, disability, or death, Mr. Krolewski (or his estate) will only be entitled Mr. Krolewski will be entitled to receive: (i) amounts owed to him (e.g., for base salary, pro rata portion of his earned annual cash bonus, accrued personal time and business expenses) at the time of termination and (ii) substantially similar coverage under the Company’s then-current medical, health and vision insurance coverage for a period of six months.

At the time of entering into the Krolewski Agreement, Mr. Krolewski also entered into a Confidentiality, Noncompetition and Invention Assignment Agreement (the “Confidentiality Agreement”).  The Confidentiality Agreement contains non-competition and non-solicitation obligations of Mr. Krolewski both during the term of his employment with the Company but also for a period of two years after the termination of such employment as well as certain confidentiality and assignment of inventions requirements for Mr. Krolewski.

The foregoing summary of certain terms of the Krolewski Agreement and the Confidentiality Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Krolewski Agreement and the Confidentiality Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2 and are hereby incorporated into this Current Report on Form 8-K by reference.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

All information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated herein by referenced.

Additionally, the Board of Directors of the Company appointed Mr. Krolewski as a member of the Company’s Board of Directors effective on April 29, 2019.  It has not been determined whether Mr. Krolewski will be appointed to any committees of the Board of Directors as of the date of this filing.

Family Relationships

There are no family relationships between any of the Company’s directors or officers and Mr. Krolewski.

Related Party Transactions

On March 4, 2019, the Company issued a five-year warrant to Mr. Krolewski for up to 5,000,000 shares of the Company’s common stock for consulting services provided to the Company during the 2018 and the beginning of 2019. The warrants have a strike price of $0.1235 per share and were immediately exercisable. The Company has calculated a value of $594,692 using the Black-Scholes valuation model with respect to the warrant. Except as set forth herein, there are no related party transactions with respect to Mr. Krolewski and the Company reportable under Item 5.02 of Current Report on Form 8-K and Item 404(a) of Regulation S-K.

Compensatory Arrangements

Mr. Krolewski will not receive any additional compensation for his services as a member of the Board of Directors above the compensation he receives for serving as the Company’s President and Chief Executive Officer, as further described in Item 1.01 above.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Employment Agreement dated April 29, 2019 between Basanite, Inc. and Richard Krolewski.
10.2	Confidentiality, Noncompetition and Invention Assignment Agreement between Basanite, Inc. and Richard Krolewski.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 23, 2019

BASANITE, INC.

By:	/s/ David Anderson
David Anderson
Chief Operating Officer